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                                                        EXHIBIT 10(B)

                            [PROVIDENT MUTUAL LOGO]
                  1050 WESTLAKES DRIVE, BERWYN, PA 19312-2419
                  TELEPHONE (610) 407-1717, FAX (610) 407-1438

                                                       April 28, 1997

Provident Mutual Life Insurance Company
1050 Westlakes Drive
Berwyn, PA 19312

Gentlemen:

I hereby consent to the use of my name in the Prospectus under the heading "Experts" filed as part of the Post-Effective Amendment No. 4 on Form N-4 (File No. 33-70926) for the Providentmutual Variable Annuity Separate Account.

                                      Very truly yours,

                                      /s/
                                      --------------------------------------
                                      Scott V. Carney, FSA, MAAA
                                      Vice President & Actuary

SVC/ja


             A HERITAGE OF STRENGTH FOR TOMORROW'S FINANCIAL NEEDS